Exhibit 99.5

5/18/15

Client Talking Points and Q&A

•	We have announced plans for ANN INC. to combine with ascena retail group, to create the leading national specialty retailer of apparel for women.

•	As we take this exciting next step, it is business as usual at ANN INC.

•	As always, we are committed to providing our clients with outstanding fashion and a great client experience wherever and whenever they shop with us — in our stores or online.

•	We appreciate your continued business!

Q&A

1.	How does the sale affect me as a client of ANN INC.?

It’s business as usual! Our clients can continue to expect the same great fashion, high level of service and seamless shopping experience. Of course, we are always looking to raise the bar higher – so if anything we hope to get only better!

2.	Is there a chance my local store may close?

Evolving the store fleet is an ongoing process for any retailer, and we regularly review our store portfolio. If your local store does ever close, we hope you will continue to shop with us at another location or online.

3.	I have an Ann Taylor/LOFT credit card. Will there be any change as a result of the sale?

It’s business as usual, and you can continue to use your card as always.

4.	Do you expect ANN’s brand positioning, merchandising or product to change in any way as a result of being part of ascena?

ascena was attracted to ANN INC. precisely because of our strong and distinctive brands, products and merchandising. There is no question that ascena expects to maintain the quality and specialness of the ANN INC. brands.

5/18/15

Instructions for Store Associates in Responding to External Queries

ANN INC. has designated associates to speak on the Company’s behalf. Should you be contacted or approached directly by anyone from the outside besides a client (i.e. Media, Landlord, Mall Management, etc.), please simply explain that you are not authorized to speak on behalf of the Company and that you would be happy to provide a contact number for them. Also, be sure to relay the request to your Store Manager. In addition, you may refer clients to the Call Center if they have questions. Please use the contact numbers below.

CONTACT NUMBERS:

For Clients: 1-800-DIAL ANN

For members of the press and media: 1-212-541-3500 ext. 2199

For investors and shareholders: 1-212-541-3500 ext. 3598

Additional Information and Where to Find It

In connection with the proposed transaction, ascena intends to file with the SEC a registration statement on Form S-4 that will include a proxy statement of ANN that also constitutes a prospectus of ascena. Investors and security holders are urged to read the proxy statement/prospectus and other relevant documents filed with the SEC, when they become available, because they will contain important information about the proposed transaction.

Investors and security holders may obtain free copies of these documents, when they become available, and other documents filed with the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by ascena by contacting ascena Investor Relations at (551) 777-6895, or by e-mail at asc-ascenainvestorrelations@ascenaretail.com. Investors and security holders may obtain free copies of the documents filed with the SEC by ANN by contacting ANN Investor Relations at (212) 541-3445, or by e-mail at investor_relations@ANNinc.com.

ascena and ANN and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about ascena’s directors and executive officers is available in ascena’s proxy statement for its 2014 Annual Meeting of Stockholders filed with the SEC on November 3, 2014. Information about directors and executive officers of ANN is available in the proxy statement for the 2015 Annual Meeting of Stockholders of ANN filed with the SEC on April 2, 2015. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Merger when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from ascena or ANN using the sources indicated above.

This document and the information contained herein shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

5/18/15

Forward-Looking Statements

In addition to historical information, this document contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which ascena and ANN operate and beliefs of and assumptions made by ascena management and ANN management, involve uncertainties that could significantly affect the financial results of ascena or ANN or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements include, but are not limited to, statements about the benefits of the transaction involving ascena and ANN, including future financial and operating results, the combined company’s plans, objectives, ratings, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to creating value for stockholders, integrating ascena and ANN, providing stockholders with a more attractive currency, and the expected timetable for completing the proposed transaction — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For example, these forward-looking statements could be affected by factors including, without limitation, risks associated with the ability to consummate the Merger and the timing of the closing of the Merger; the ability to obtain requisite regulatory approvals; the ability to successfully integrate our operations and employees; the ability to realize anticipated benefits and synergies of the transaction; the potential impact of the announcement of the transaction or consummation of the transaction on relationships, including with employees, credit rating agencies, customers and competitors; the ability to retain key personnel; the ability to achieve performance targets; changes in financial markets, interest rates and foreign currency exchange rates; negative rating agency actions; and those additional risks and factors discussed in reports filed with the SEC by ascena and ANN from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Form 10-K and 10-Q. Neither ascena nor ANN undertakes any duty to update any forward-looking statements contained herein.